WHEELAGE AGREEMENT

THIS WHEELAGE AGREEMENT, made and entered into on this the 22nd day of January, 1990, by and between JAMES W. ROBINSON, hereinafter referred to as ASSIGNOR, parties of the first part, and GWENCO, INC., whose address is P. O. Box 640, Turkey Creek, KY 41570, hereinafter referred to as ASSIGNEE, party of the second part.

W I T N E S S E T H

THAT for and in consideration of the sum of $10.00, this day cash in hand paid, and other good and valuable consideration, receipt and sufficiency of all of which is hereby acknowledged, the Assignor does hereby - ASSIGN, GRANT, BARGAIN, SELL, TRANSFER, AND DELIVER UNTO THE SAID ASSIGNEE, ITS SUCCESSORS AND ASSIGNS (without warranty of title, or suitability or adaptability of purpose), the right of wheelage within the herein described property with wheelage being defined as a right to transport any coal, coal mining equipment, men, or supplies, from properties other than that referred to herein over the surface only of the herein referred to property more particularly described as follows:

> BEGINNING at a planted stone at the State Road #292 then running with State Road #292 north 250 ft. then across the bottom south 135 ft. to a planted stone then running around the hill south east 245 ft. to the State Road #292 to the beginning. This deed is for surface only as all mineral rights such as gas coal and other minerals are not included in this deed and reserved by Parties of the First Part.
>
> This being the same property conveyed to James Robinson and Margaret Ann Robinson, his wife, by deed from Virgie Slater, et al, dated June 24, 1959, and recorded in Deed Book 479 at page 465 in the Office of the Pike County Court Clerk.

For the right of wheelage, Assignee and party of the second part agrees to pay unto Assignor and parties of the first part as a wheelage royalty the sum of ten (10¢) cents for each ton of 2,000 pounds of clean coal so wheeled. The payment of wheelage royalties due shall be paid on or before the 10th day of each month for all coal wheeled during the preceding calendar month with payment to be accompanied each month by a statement setting out the tons wheeled during said month.

The Assignor and party of the first part hereby assigns unto the party of the second part the right to wheelage on the surface only of the above referred to property for a period of five (5) years from the date hereof. In the event coal is still being mined, removed, and wheeled across the surface of the above referenced property after the passage of five (5) years, then this wheelage agreement will be automatically extended year to year for each year in which wheelage is paid and may be extended on a year to year basis with the payment of $100.00 per year for each year in which coal is not being mined.

Weights upon which wheelage shall be paid shall be the same weights upon which Assignee and party of the second part is paid which is now contemplated by the parties to be F.O.B. mine pit.

Assignee and party of the second part shall have the right to grant or transfer unto any one the rights granted herein in whole or in part provided that any such grantees or transferees or assignees shall assume any and all obligations as set forth herein.

At the termination of this wheelage agreement, whether by forfeiture, expiration or otherwise, Assignee and party of the second part shall have for a period of twelve months thereafter the right and privilege of wheelage upon the surface of the herein referred to property for the purpose of removing all of the personal property, machinery, equipment and improvements of the Assignee and party of the second part or any of its legal grantees, transferees, assignees, heirs or successors. If the parties referred to in this paragraph should fail to remove any such personal property, machinery, equipment or improvements within said twelve months, all rights of the herein referred to parties in respect to wheelage shall cease and terminate.

This instrument contains the entire agreement by and between the parties hereto and shall not be changed, altered or amended unless the same is reduced to writing and signed by the parties hereto.

WITNESS the following signatures as and for the day, month and year first hereinabove written.

James W. Robinson

JAMES W. ROBINSON

GWENCO, INC.

BY: Paul Neil Slater

PAUL NEIL SLATER
ITS PRESIDENT

STATE OF West Virginia,

COUNTY OF Mingo, to-wit:

The foregoing instrument was acknowledged before me this the 22nd day of January, 1990, by James W. Robinson.

My Commission expires: September 17, 1992.

Toby A. Chafin
NOTARY PUBLIC

(NOTARIAL SEAL)

STATE OF West Virginia,

COUNTY OF Mingo, to-wit:

The foregoing instrument was acknowledged before me this the 22nd day of January, 1990, by PAUL NEIL SLATER, as President of Gwenco, Inc., who signed said instrument on behalf of said corporation.

My Commission expires: September 17, 1992.

Toby A. Chafin
NOTARY PUBLIC

(NOTARIAL SEAL)

This instrument was prepared by:

C. Christopher Younger
Attorney at Law
P. O. Box 1476
Williamson, WV 25661

C. Christopher Younger

STATE OF KENTUCKY 9:58 A.M.
COUNTY OF PIKE Clerk's Certificate of Lodgment and Record

I, LILLIAN PEARL ELLIOTT, County Clerk for the County and State aforesaid, certify that the foregoing Wheelage Agm was on the 24th day of August, 19 90, lodged for record, whereupon the same with the foregoing and this certificate have been duly recorded in my office.

Witness my hand this 27th day of August 1990

LILLIAN PEARL ELLIOTT, Clerk

By Glenda Hall, D.C.

SURFACE LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into this the 7th day of September, 2000, by and between JAMES W. ROBINSON, of 3437 Route 292 West, Belfry, Kentucky 41514; hereafter referred to as Lessor, and GWENCO, INC., a Kentucky corporation of P.O. Box 432, 16005 U.S. Route 23 South, Catlettsburg, Kentucky 41129, hereafter referred to as Lessee.

WHEREAS, the Lessors own the surface of a certain tract or parcel of land described below and wish to lease such land pursuant to this Lease to Lessee;

NOW, THEREFORE,

W I T N E S S E T H:

That for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid, receipt of which is hereby acknowledged, and in consideration of the performance and observance of the terms, conditions, covenants, stipulations and agreements as hereinafter set forth to be kept, performed and observed by Lessee, Lessor does hereby let and lease unto Lessee his one hundred percent (100%) undivided interest in the surface to that certain tract or parcel of land situated in Pike County, Kentucky, located on Route 292, being approximately ½ acre, more or less, hereinafter described, for the period of time hereinafter set out, and hereby grant Lessee the exclusive right and privilege of using the surface of that certain tract or parcel of land situated on Route 292, Pike County, Kentucky, (herein called "Leased Premises") for mining, along with the exclusive right and privilege of using the surface of the Leased Premises for placement of permanent fill, resulting from

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mining activities on the Leased Premises. The Leased Premises are more particularly described as follows:

> BEGINNING at a planted stone at the State Road #292 then running with the State Road #292 north 250 ft. then across the bottom south 135 ft. to a planted stone then running around the hill south east 245 ft. to the State Road #292 to the beginning. This deed is for surface only as all mineral rights such as gas coal and other minerals are not included in this deed and reserved by Parties of the First Part. There is excepted from this tract the portion of property on which the present house is situated with a fifty (50') barrier.
>
> This being the same property conveyed to James Robinson and Margaret Ann Robinson, his wife, by deed from Virgie Slater, et al, dated June 24, 1959, and recorded in Deed Book 479 at page 465 in the Office of the Pike County Court Clerk.

THE FOLLOWING ARE THE TERMS, CONDITIONS, COVENANTS AND STIPULATIONS OF THIS LEASE AGREEMENT:

(1) T E R M

This Lease shall become effective on and as of the date hereof and shall continue for an initial term of five (5) years and, shall be renewable for one (1) additional Five (5) year period, and shall be automatically renewable at the end of such second Five (5) year term, by the payment of the minimum Lease Payment described below, for additional one (1) year terms so long as the Lessee shall have need of the Leased Premises or any part thereof for the mining or transporting or processing or handling of coal from other lands or leaseholds, unless otherwise terminated as hereinafter. Lessee's operations on the Leased Premises may include placement of permanent fill, including but not limited to hollow fills, resulting from mining activities on the Leased Premises or on other lands or leaseholds owned by the Lessee, unless otherwise terminated as hereinafter provided. Lessee shall have the

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right and obligation, at the termination of this Lease for any reason, to enter upon the Leased Premises for the purpose of reclaiming areas that must be reclaimed under the state or federal law by virtue of Lessee's mining activities on the Leased Premises and otherwise complying with the requirements of any local, state or federal law, rule, regulation or ordinance.

It is understood that Lessee may conduct mining operations hereunder in connection with operations on nearby lands and that Lessee shall have the sole discretion to determine from time to time, the timing of operations hereunder. This Lease shall not be forfeited or canceled for failure on the part of Lessee to commence exploration, development, or mining operations on the Leased Premises or to diligently prosecute mining operations once such operations have been commenced or to mine any coal which Lessee deems not to be minable and merchantable.

(2) R O Y A L T I E S

The Lessee shall pay to Lessors royalties on only the Pond Creek Seam of coal which the Lessee may mine and remove from adjacent or neighboring property owned or controlled by the Lessee and passing over or through the Leased Premises, in the amount of Fifteen Cents ($0.15) per ton of 2000 pounds of clean coal so mined and removed in the first year; Twenty Cents ($0.20) per ton of 2000 pounds of clean coal so mined and removed in the second hear; and Twenty Five Cents ($0.25) per ton of 2000 pounds of clean coal so mined and removed in the third year and until the expiration.

Lessee shall pay to Lessor, on or before the effective date of this Lease, a minimum royalty of Two Hundred Dollars ($200.00) per year for each and every year, that this lease remains in effect; All minimum royalty payments made hereunder shall be fully recoupable against tonnage royalties that would otherwise be due and payable to Lessors hereunder.

The Lessee shall keep accurate records of all coal mined and removed through the Leased

Premises and shall maintain copies of all weight records, whether scale weights or railroad weights, of coal mined through the Leased Premises, and the Lessors or their duly designated agent shall have the right to inspect said records upon reasonable notice during business hours, and the Lessee agrees to report all coal mined and removed during any one calendar month by the 30th day of the succeeding month for all coal mined and removed during the preceding calendar month.

(3) MINING METHODS

The Lessee agrees to pursue a plan of mining in accordance with a plan projected by a competent engineer and to conduct the mining in a workmanlike manner and in accordance with modern and approved mining methods in adherence to the laws and regulations applicable thereto made or promulgated by the Commonwealth of Kentucky, the United States of America, or any of their respective administrative agencies.

It is further agreed that the Lessor shall have the right at any and all times to enter on the Leased Premises and to inspect the mine(s) and shall have the right to make measurements and surveys on the inside of the operations at any time he may desire to do so at their own expense and sole risk, but not to interfere with mining activities. Any such entry by Lessor upon the Leased Premises shall be subject to all laws, rules and regulations of the Commonwealth of Kentucky, the United States of America, or any of their respective administrative agencies, including but not limited to safety and health laws, rules, and regulations.

It is further agreed that the Lessee shall, during the term of this Lease, have the right to exercise all of the mining and surface and other rights in and to and appurtenant to and connected with the Leased Premises which Lessors now have or which Lessors have a right to lease or let which are appropriate to and necessary for the conduct of Lessee's mining activities under this Lease. Such

rights shall include, but not be limited to, use of stone, water, gravel, sand, clay, and the timber measuring less than fourteen inches in diameter two feet from the ground at the time it is cut.

It is also understood that the Lessors will be notified when mining begins on the said property and that the Lessor will be furnished a copy of up-to-date Mine Maps every six (6) months showing all coal mined and removed.

(4) T A X E S

The Lessee agrees to pay those taxes and assessments against mine equipment or improvements placed on the Leased Premises by Lessee and the Lessors agree to pay all other taxes assessed against the real or personal property, including the coal or other minerals thereon or therein.

(5) I N S U R A N C E

The Lessee agrees to purchase the full amount of liability insurance that the State and Federal mine law requires covering bodily injury.

(6) R I G H T S T O R E M O V E E Q U I P M E N T

The Lessors agree that upon the termination of this Lease, the Lessee shall have the right to remove any and all equipment or improvements placed upon the Leased Premises by the Lessee provided all the royalties and taxes required to be paid by the Lessee shall have been paid in full up to that time.

(7) L I E N

The Lessors shall have a lien upon all property of every kind and character belonging to the Lessee and placed upon or used in connection with the mining operations conducted under the Lease now or in the future, to secure payment of any and all royalties and taxes herein provided to be paid by the Lessee; provided, however, that any such lien shall be subordinated to any lien for purchase

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money of equipment or machinery purchased by the Lessee and placed upon the Leased Premises.

(8) TERMINATION

It is mutually understood and agreed that upon the failure on the part of the Lessee to pay any installment of royalties herein provided for or to perform any other covenant or condition herein set forth for a period of ninety (90) days after the same become due, the Lessors shall have the right to terminate and cancel the same and no forbearance or failure to declare a forfeiture or to enter upon or repossess the Leased Premises on the part of the Lessors shall in any way waive this provision or prevent the cancellation or termination of this Lease, and it is further understood and agreed that this right shall be exercised by the Lessors by giving notice in writing of their intention to declare a forfeiture, and unless the royalties in arrears are paid or other breach of covenants has been remedied within thirty (30) days after the giving of such notice, then this Lease shall become terminated and void.

Lessee shall have the option to terminate this Lease at any time by giving Lessors notice to that effect at least thirty (30) days prior to the date of termination.

(9) PARTIES BOUND

All of the terms, provisions and conditions of this Lease shall be binding upon the parties hereto, their successors, heirs or assigns whether specifically so stated or not, except as provided in paragraph eleven (11) hereof.

(10) ASSIGNMENT

It is mutually understood and agreed that this Lease may be assigned or subleased, either in whole or in part, provided that any assignee or sublessee shall assume any and all obligations as set forth hereinafter.

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(11) WARRANTY

The Lessors covenant that the Lessee shall have quiet and peaceful possession of the Leased Premises during the term of this Lease and any extension thereof and fully warrant the title thereto in fee simple absolute and that the same is subject to any and all existing easements for pipe lines, power lines, or other utilities now in existence or which may be hereafter created. Lessors agree that any and all future easements shall not unreasonably interfere with the rights of the Lessee.

(12) EXECUTION IN COUNTERPARTS

This Lease may be executed and acknowledged in one or more counterparts and shall not be effective as to any party until each such counterpart has been signed and acknowledged by all parties and one such counterpart has been delivered to Lessee. When a total of one or more counterparts are signed and acknowledged by all the parties hereto (whether or not they sign and acknowledge the same counterpart) including Lessee, and one counterpart has been delivered to Lessee, this Lease shall be in full force and effect as of the date first above written.

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IN WITNESS WHEREOF, the parties have hereunto subscribed their names as of the day and year first above written.

LESSOR:

James W Robinson

JAMES W. ROBINSON

LESSEE:

GWENCO, INC., a Kentucky corporation

BY William S. Whitson

William S. Whitson, Vice President

acknowledged by said William S. Whitson to be the free act and deed of said corporation.

WITNESS my hand this 11th day of September, 2000.

Michelle Mangus
Notary Public

(NOTARY STAMP OR SEAL)

My commission expires 11-27-2000

PREPARED BY:

William S. Whitson
William S. Whitson, Vice President
GWENCO, INC.
P.O. Box 432
Catlettsburg, KY 41129
(606) 739-8425

AMENDMENT TO WHEELAGE AGREEMENT

This Amendment to Wheelage Agreement entered into as of the 7 day of Sept, 2000, by and between JAMES W. ROBINSON, presently of 3437 Route 292 West, Belfry, Kentucky 41514, hereinafter referred to as Assignor, party of the first part and GWENCO, INC., a Kentucky corporation, whose address is P.O. Box 432, Catlettsburg, KY 41129, hereinafter referred to as Assignee, party of the second part. JWR

WITNESSETH

WHEREAS, James W. Robinson did enter into a Wheelage Agreement with Gwenco, Inc., dated the 22nd day of January, 1990, respecting certain premises in Pike County, Kentucky, of record in the Pike County Clerk's Office in Deed Book 640 at page 271, hereinafter referred to as the "Agreement;" and

WHEREAS, the Assignor, party of the first part and Assignee, party of the second part have agreed to certain amendments to the Agreement;

NOW, THEREFORE, for and in consideration of the promises herein contained and contained in the Agreement, the parties hereto, intending to be legally bound do hereby covenant and agree as follows:

I. The Agreement is amended by adding the following:

All wheelage royalties set forth apply to coal from the Lower Cedar Grove Seam only.

II. All other terms, conditions and provisions of the Agreement shall remain unchanged. Said Agreement is hereby ratified and confirmed by the parties.

IN WITNESS WHEREOF, the Assignor, party of the first part, and the Assignee, party of the second part have duly executed this Amendment to Wheelage Agreement effective as of the date herein first above written, each acknowledging receipt of an executed copy thereof.

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ASSIGNOR, PARTY OF THE FIRST PART

James W Robinson
JAMES W. ROBINSON

ASSIGNEE, PARTY OF THE SECOND PART

GWENCO, INC., a Kentucky corporation

BY: William S. Whitson
WILLIAM S. WHITSON
Vice President

STATE OF Kentucky

COUNTY OF Pike

I, Rebecca J. Frazier, a Notary Public in and for the County and State aforesaid, do hereby certify that JAMES W. ROBINSON, who signed the writing hereto annexed bearing the 7th day of September, 2000 has this day in my said County, before me, acknowledged said writing to be his free act and deed.

Given under my hand this 7th day of September, 2000.

Rebecca J. Frazier
NOTARY PUBLIC

My commission expires August 20, 2003

(Notary stamp or seal)

STATE OF Kentucky

COUNTY OF Pike

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I, Rebecca J. Frazier, a Notary Public in and for the County and State aforesaid, do hereby certify that WILLIAM S. WHITSON, Vice President/Secretary/Treasurer of GWENCO, INC, a Kentucky corporation, who signed the writing hereto annexed bearing the 7th day of September, 2000 has this day in my said County, before me, acknowledged said writing to be the act and deed of GWENCO, INC.

Given under my hand this 7th day of September, 2000.

Rebecca J. Frazier
NOTARY PUBLIC

My commission expires August 20, 2003

(Notary stamp or seal)

This instrument was prepared by

William S. Whitson
William S. Whitson
P.O. Box 432
Catlettsburg, KY 41129